                                                                 Exhibit 10.25


                           [MIDLAND BANK LETTERHEAD]

The Directors                                        MJW/MSL
The Companies                                        Direct Line: 0171 707 1864
(as specified in the Schedule to this letter)

28 August 1997

Dear Sirs,

Midland Bank plc ('Midland') is pleased to offer the five Companies whose names are listed in the Schedule to this letter ('the Companies') banking facilities ('the Facilities') on the terms referred to below but otherwise subject to normal banking terms and conditions.

Facilities

Drawings may be made under the following facilities by any of the Companies, provided that the aggregate amount of drawings at any time shall not exceed the relevant limit. Where one limit is specified in respect of more than one type of facility, the amount of drawings at any time in respect of such different facilities shall not exceed in the aggregate such limit.

                                                          Limit

Collective Net Sterling Overdraft   )
Single Currency Overdraft           )
Engagements                         )            (pound)650,000
Import Line                         )
comprising:                         )
                                    )
      Documentary Credits           )

Forward Exchange Contracts                       (pound)400,000

Please refer to the relevant Appendices attached to this letter for details of the limit/s and/or sub-limit/s which apply to the option/s within the Import Line Option.

Registered in England: number 14259
Regulated by the Personal Investment Authority and SFA.
Midland only advises on its own life assurance, pensions and unit trusts Registered Office: 27-32 Poultry, London EC2P 2BX
Telephone: 0171-707 1860 Facsimile: 0171-707 1889              Member HSBC Group

Page - 2 -
4Front
28 August 1997

Availability

Midland may at any time withdraw all or any of the Facilities and/or demand immediate repayment of all sums owing. Subject to this, the Facilities are due for review in twelve months' time.

Interest Rate

Interest on the collective net sterling overdraft facility is to be charged at the rate of 2.75% p.a. over Midland's Base Rate as published from time to time on amounts within the Limit.

Interest on the currency overdraft facilities is to be charged at the rate of 2.75% over the relevant Midland Currency Base Rate as varied from time to time.

Interest rates in respect of Import Line facilities are set out in the relevant Appendix attached to this letter.

Fees

An arrangement fee of (pound)500 will be payable.

Security

The repayment and discharge of all monies at any time owing in respect of the Facilities will be secured by all security at any time given to Midland in respect of the liabilities to Midland of the Companies or any of them.

Without limiting the above, the security listed in the attached Security
Schedule is to be held.

All costs, fees and expenses, as mentioned in the General Terms and Conditions attached to this letter, shall be payable by the Company on whose behalf such costs and expenses are incurred, or as otherwise agreed with Midland.

The Facilities shall be subject to the General Terms and Conditions and Security Schedule and the further terms and conditions set out in the Appendices attached to this letter.

Additional Matters

In considering from time to time the continuation of the Facilities, Midland will have particular regard to the matters listed on the attached page headed "Additional Matters". Regardless of whether such Additional Matters are being observed, Midland may still at any time withdraw all or any of the Facilities and/or demand immediate repayment of all sums owing.

Page - 3 -
4Front
28 August 1997


Environmental Responsibility

The Companies, by accepting the Facilities, warrant and represent to Midland that:

They are in full compliance with all applicable current laws, regulations and practices relating to the protection of the environment from pollution (the "environmental responsibility") and are not aware of any circumstances which may prevent full compliance in the future.

Regardless of whether such warranties and representations are being observed, Midland may still at any time withdraw all or any of the Facilities and/or demand immediate repayment of all sums owing.

The Companies, by accepting these facilities jointly and severally hereby indemnify Midland against all losses, claims, damages, costs, or any other liability which might arise (by reason of Midland providing these and any other facilities and/or having a security interest in the Companies' assets) in respect of a breach of, or a failure to meet, an environmental responsibility.

This letter replaces Midland's letter dated 7 January 1997, and all existing liabilities in respect of facilities of the type mentioned in this letter shall be governed in future by the terms and conditions of this letter.

This offer is conditional upon the unqualified acceptance of all of the Companies. However, any Company accepting the letter shall be bound by its terms even though not all of the other Companies may have done so, or be so bound through some defect, informality or insufficiency in their powers.

To accept this offer please arrange for the enclosed copy of this letter to be signed and returned.

Yours faithfully,

/s/ Mike Lovejoy

Mike Lovejoy
Business Banking Manager
For and on behalf of Midland Bank plc.

                                  THE SCHEDULE
                                 ---------------

                                4Front Group plc

                             Xanadu Systems Limited

                                 K2 Systems plc

                            4Front Services Limited

                       4Front Software International Inc


                                                               ('the Companies')

                               SECURITY SCHEDULE

First Fixed Charge over all book and other debts and First Floating Charge over all assets, goodwill, undertaking and uncalled capital, both present and future given by 4Front Group Plc.

Supplemental First Fixed Charge over goodwill, uncalled capital and intellectual property rights given by 4Front Group Plc.

First Fixed Charge over all book debts and other debts, goodwill, uncalled capital and intellectual property rights, and First Floating Charge over all assets and undertaking, both present and future given by K2 Systems Plc.

First Fixed Charge over all book debts and other debts, goodwill, uncalled capital and intellectual property rights, and First Floating Charge over all assets and undertaking, both present and future given by Xanadu Systems Limited.

First Fixed Charge over all book debts and other debts, goodwill, uncalled capital and intellectual property rights, and First Floating Charge over all assets and undertaking, both present and future given by Mitre Technology Limited.

First Fixed Charge over all book debts and other debts, goodwill, uncalled capital and intellectual property rights, and First Floating Charge over all assets and undertaking, both present and future given by CI Support Limited (now called 4Front Services Limited).

Unlimited Multilateral Company Guarantee given by 4Front Group Plc, K2 Systems Plc, Xanadu Systems Limited, Mitre Technology Limited and Concordia Developments Limited to secure all liabilities of each other.

Unlimited Cross Guarantees given by 4Front Group Plc and CI Support Limited (now called 4Front Services Limited), to secure all liabilities of each other.

Unlimited Cross Guarantees given by 4Front Group Plc and Xanadu Systems Limited, to secure all liabilities of each other.

Unlimited Cross Guarantees given by 4Front Group PLC and 4Front Software International Inc, to secure all liabilities of each other.

GENERAL TERMS AND CONDITIONS

1.    DRAWINGS

      Utilisation of the Facilities shall not at any time exceed any of the Limits.

      Midland may at any time refuse payment or acceptance of any cheque, bill or other order for payment which would result in any of the Limits being exceeded.

      In addition Midland may at any time refuse to allow any drawing or other disposal against any credit balance on any of the Companies' current accounts if, as a result, any of the Limits would be exceeded. This right applies irrespective of whether such Company is indebted to Midland on any other account.

2.    UNCLEARED CREDITS

      Midland may on occasions pay or accept any cheque, bill or other order for payment against uncleared credits, without prejudice to its right not to do so on future occasions.

3.    NOTICES AND PAYMENTS

      Unless otherwise advised by Midland each notice shall be in writing and shall be sent to the address of the respective party specified above. All payments shall be made at such branch or office as Midland may specify from time to time. Such payments shall be made without any set-off or deduction in the currency of denomination in which the payment is due and in such funds as Midland may reasonably require. Payments shall be made on a Business Day and on the due date for such payment or if that day is not a Business Day on the next Business Day.

4.    COSTS

      On written demand by Midland the Companies shall be jointly and severally liable to pay to Midland all costs, expenses, fees (including but not limited to any legal, security and valuation fees), stamp and similar taxes and charges, and registration costs incurred or charged by Midland in connection with the enforcement, negotiation, preparation, investigation, administration or supervision of the Facilities, this letter or any Security.

5.    LIMIT OBSERVANCE

      The aggregate amount for the time being (or its Sterling Equivalent where appropriate) of Midland's actual or potential liability or risk in respect of a facility or facilities shall not at any time exceed the relevant Limit. In the case of a potential liability or risk the relevant amount shall be as estimated by Midland.

      Where one Limit is specified in respect of more than one type of facility such actual or potential liability or risk in respect of such facilities shall not exceed in the aggregate such Limit.

6.    CHARGES FOR DRAWINGS IN EXCESS OF AGREED LIMITS

      If any of the Limits are exceeded, Midland may charge interest at higher rate(s) than set out in this letter. In addition to charging higher rate(s) of interest, Midland may charge a daily excess fee for each Business Day that drawings are in excess of the agreed Limits. Details of the rate(s) and the daily excess fee to be charged, if any, are available on request. In addition to charging the above, or as an alternative, Midland may charge management fees if time is spent monitoring the relevant account/s or the circumstances otherwise warrant. Midland will advise the amount of these management fees before debiting them to the appropriate Company's relevant account.

7.    TERMS RELATING TO FACILITIES AVAILABLE IN A CURRENCY OTHER THAN STERLING

7.1   Interest

      From one Business Day to the next interest will accrue on a 360 or 365 day year basis (as appropriate) on the aggregate debit balance on the currency account at the relevant percentage per annum over Midland's relevant Currency Base Rate as varied from time to time. Such interest shall be calculated up to and including the last Business Day of each May and November or upon earlier termination of the Facilities or the relevant Option and debited in arrears on such day as Midland shall determine to the relevant currency account together with any applicable commission charge in accordance with Midland's then current tariff.

      Without prejudice to Paragraph 7.4 below, interest after demand will be charged at the same rate and calculated on the same basis as before such demand.

7.2   Unavailability

      If in Midland's opinion deposits in a currency are unavailable to Midland at any time to finance any drawing on the relevant currency account such drawing may in Midland's discretion be re-denominated in such currency as Midland shall determine by reference to Midland's then current spot selling rate of exchange for the sale of the outstanding currency against the currency of re-denomination and any re-denominated drawing shall be similarly subject to re-denomination.

7.3   Credits

      All payments into a currency account shall be made in the relevant currency and by credit to Midland's account with such banking office in the relevant financial centre (the 'relevant office') as Midland may require.

      The following shall apply for the purpose of ascertaining the Business Day on which currency accounts will be credited with good value in respect of credits received:--

      (a) In respect of a properly completed, authenticated, interbank payment instruction/order ('the advice') received by Midland by 3.00 p.m. (London time) on a Business Day and issued by a banking office acceptable to Midland, advising that Midland's account with the relevant office has been credited for value on or prior to the date Midland received such advice, value shall be deemed to have been received for payments denominated in:--

            (i)   US $ and Canadian $ on the date of receipt of the advice;

            (ii) currencies other than US $ and Canadian $ on the Business Day after receipt of the advice.

            If such advice is received by Midland on a Business Day but after
            3.00 p.m. (London time) payment shall be deemed to have been made one Business Day later than would otherwise have been the case.

      (b) In the case of any other method of payment, it shall be deemed to have been made on such Business Day as Midland shall determine in accordance with Midland's normal practice.

7.4   Variation upon re-denomination

      Upon any re-denomination, for any reason, Midland may vary the terms of the relevant Option relating to notice periods, interest rates, the basis of interest calculations and the value dating of credits received, if Midland shall consider that these terms are not appropriate for the re-denominated currency.

7.5   Termination

      If Midland shall demand repayment Midland may at any time re-denominate in Sterling any amount due at Midland's spot selling rate for the relevant outstanding currency. The provisions of Paragraph 7.4 above shall remain in force following such redenomination.

8.    PAYMENT AND APPLICATION OF CREDIT MONIES

      Each of the Companies by accepting the terms of this letter hereby irrevocably authorises Midland at any time in its sole discretion, with or without prior notice to that Company, to pay and apply any monies from time to time standing to the credit of any of that Company's accounts (other than accounts expressly designated as trust accounts) in and towards satisfaction of any indebtedness or liability to Midland of it or of any of the other Companies in respect of the Facilities.

      Nothing in this paragraph shall prevent the exercise by Midland at any time of any other right of set-off or of combination of all accounts of the Companies.

      A Company whose credit balances are paid or applied in satisfaction of any indebtedness or liability of any other Company will become a creditor of that other Company but on the basis that any resulting claims of the creditor Company will rank behind those of Midland and any other creditor whose claims are in priority to those of Midland.

9.    STERLING EQUIVALENTS

      The Sterling Equivalent of any amount denominated in another currency shall be calculated by reference to Midland's then current spot rate of exchange for the sale of the relevant currency of denomination against Sterling. The aggregate Sterling Equivalents of all drawings outstanding and/or proposed will be calculated at such time as Midland shall determine before the drawdown of each drawing, for the purpose of determining compliance or otherwise with the Limits.

10.   REPAYMENTS AND DRAWINGS ON THE SAME DAY

      Should a drawing be due for repayment by any of the Companies on a day when any of the Companies is entitled to make a drawing, Midland may require the amounts of such drawings to be netted and only the difference in amount (if any) to be paid. Should the relevant drawings be denominated in different currencies, any difference so required will be calculated by the application of Midland's spot selling rate of exchange for the currency of denomination due to Midland against the currency of denomination to be drawn by the relevant Company prevailing at such time before such netting as Midland shall determine.

11.   INFORMATION

      The Companies shall provide Midland promptly with such financial or other information as Midland may from time to time reasonably request.

12.   FORCE MAJEURE

      Midland shall not be liable to any of the Companies for any loss, damage or delay attributable in whole or part to action by any government or government agency or other force majeure and in particular but not limited to strikes, industrial action, whether involving Midland's staff or not, equipment failure or interruption of power supplies. Midland will always endeavour to give notice generally to customers of any anticipated delays by notices in branches.

13.   CERTIFICATES

      Midland's certificate of any sum due from any of the Companies under the terms of this letter shall (apart from obvious mistake) be conclusive.

14.   BUSINESS DAY

      Business Day shall mean a day and time on which the relevant banking offices, exchanges and markets are open for business, both in London and in any relevant financial centre for the currency and transaction involved.

15.   TERMS OF THE OFFER

      The terms of the offer set out above are (except where otherwise stated or the context otherwise implies) independent of the terms applicable to any other facility afforded by Midland to any or all of the Companies.

16.   GOVERNING LAW

      The terms and conditions relating to the Facilities are to be governed by and construed in accordance with the laws of England.

                                                                        Appendix

                    COLLECTIVE NET STERLING OVERDRAFT OPTION

1     CALCULATION OF COLLECTIVE NET OVERDRAFT

      The amount of the collective net overdraft for the time being will be calculated by deducting the aggregate of the cleared credit balances (if any) on all the Companies' sterling current accounts (other than trust accounts) from the aggregate of the cleared debit balances on all the Companies' sterling current accounts.

      If the Limit relevant to this Option includes any other Option(s) any utilisation of such other Option(s) shall be treated as a drawing against the collective net overdraft for the purpose of determining compliance or otherwise with the Limit.

2     INTEREST

      Interest will be payable on the amount of the collective net overdraft for the time being. Interest will be calculated on a daily basis and on the basis that there are 365 days in each year (including leap years) and will be debited in arrears in the usual way on Midland's normal charging dates which at present are during the months of March, June, September and December.

      Interest after demand will be charged at the same rate and calculated on the same basis as before such demand.

                                                                        Appendix

                        SINGLE-CURRENCY OVERDRAFT OPTION

1.    UTILISATION

      The Option may be utilised by drawing upon the currency account upon receipt of the relevant Company's irrevocable written request before 10.30 a.m. (London time) on a Business Day.

2.    INTEREST

      Interest will be payable at a rate of 2.75% p.a. over the relevant Midland Currency Base Rate as varied from time to time.

3.    FURTHER TERMS AND CONDITIONS

      This Option will be subject to the further provisions set out in the General Terms and Conditions.

                                                                        Appendix

                       FORWARD EXCHANGE CONTRACTS OPTION

1.    DRAWINGS

      Utilisations may be made for the purpose of Spot and Forward Foreign Exchange transactions.

2.    AVAILABILITY

      Midland reserves the right at its absolute discretion to decide whether or not any utilisation may be made and to specify conditions only upon compliance with which such utilisation may be made.

3.    INTERNATIONAL FOREIGN EXCHANGE MASTER AGREEMENT "IFEMA" TERMS

      (a) Each utilisation shall be deemed to be subject to and shall be subject to the terms of IFEMA notwithstanding any non-execution of product documentation (A copy of IFEMA terms is available from Midland on request). In the event of any conflict between the terms of this Facility Letter and those of IFEMA the terms of IFEMA shall prevail save in respect of any provisions herein which are expressed to be additional to or in replacement for any relevant IFEMA provisions.

      (b) While the above option is in force the terms of this Facility Letter and particularly clause 3(a) above shall continue to apply notwithstanding any pre-existing product documentation unless there is agreement in writing to the contrary.

4.    FINANCIAL SERVICES ACT 1986

      No forward purchase or sale of any currency shall be made for investment purposes (as mentioned in paragraph 8, Schedule 1 of the Financial Services Act 1986) without the prior consent of Midland.

5.    CONTRACT PERIODS

      Without prejudice to any of Midland's rights under the terms of this letter the duration of any Foreign Exchange Contract entered into under the above option shall not exceed twelve months.

                                                                        Appendix

      ENGAGEMENTS OPTION

1     DRAWINGS

      (a) Drawings in respect of the above Option shall be subject to Midland's current practice from time to time.

      (b) Midland reserves the right in its absolute discretion to decide whether or not a drawing may be made under the above Option, and to specify conditions only upon compliance with which such drawing may be made.

      (c) Without prejudice to any of Midland's rights under the terms of this letter, any drawings under the above Option will be treated as drawings under the collective net Sterling Overdraft Option at such time as they become an absolute liability.

                                                                        Appendix

                               IMPORT LINE OPTION

DRAWINGS

(a) Midland's actual or potential liability in respect of the option(s) within the Import Line Option shall not at any time exceed in the aggregate the Limit specified in the attached letter.

(b) Drawings under the above Option shall be subject to Midland's current practice from time to time.

(c) Midland reserves the right in its absolute discretion to decide whether or not a drawing may be made under, or advances made in connection with, the above Option, and to specify conditions only on compliance with which such drawing or advances may be made.

(d) Following demand for repayment, Midland may require the relevant Company to pay Midland monies equivalent in amount to the aggregate of the face value of all outstanding bills accepted, purchased, negotiated or discounted by Midland to meet such bills on their maturities.

(e) Without prejudice to any of Midland's rights under the terms of this letter, any drawings under this Option will be treated as drawings under the Sterling Net Collective Overdraft Option at such time as they become an absolute liability.

DOCUMENTARY CREDITS

This option will be available up to a maximum of (pound) 650,000 (Six Hundred and Fifty Thousand Pounds) outstanding at any one time by Midland at the request of the relevant Company opening documentary letters of credit payable at sight or up to 90 days after sight. The opening by Midland of a documentary letter of credit shall constitute a drawing under this documentary credit option for the full amount of such documentary credit. Drawings may be made within the limit relevant to this documentary credit option, to a maximum of (pound) 650,000 (Six Hundred and Fifty Thousand Pounds) outstanding at any one time, to open sight or usance documentary credits where Midland does not obtain control over the relevant goods via documents of title, or provides for the release of documents following acceptance of bills drawn under the documentary credit.

DOCUMENTS

Where Midland, in connection with any of the above, wishes to exercise control over the underlying goods, Midland will wish to hold the following specific documents of title, namely:--

Marine Bills of Lading:

      A full set of original clean shipped on board Marine Bills of Lading issued to shipper's order and and endorsed in blank issued by a named carrier or named agent on behalf of a named carrier. Or:

      A full set of original clean shipped on board Marine Bills of Lading issued/endorsed to the order of Midland issued by a named carrier or named agent on behalf of a named carrier.

Freight Forwarders/Combined Transport Bills of Lading which meet either of the above requirements are acceptable in lieu of Marine Bills of Lading.

Air Waybills:

A consignor's valid copy of an Air Waybill issued and signed by a named carrier or a named agent on behalf of a named carrier evidencing actual despatch of goods direct to Midland stating goods are not to be released without the specific approval of the consignee.

INSURANCE

The Companies agree to ensure that insurance cover will have been effected over all goods subject to finance in connection with this letter.

INTEREST

Where interest is charged by reference to Midland's Base Rate such interest will be payable on the outstanding cleared debit balance, calculated on a daily basis and on the basis that there are 365 days in each year (including leap years) at the relevant percentage over Midland's Base Rate as published from time to time upon amounts within the relevant Limit and debited in arrears to the relevant Company's current account/charged on Midland's normal quarterly charging dates which are at present during the months of March, June, September and December.

Where interest is being charged by reference to a Midland Currency Base Rate, refer to the General Terms and Conditions for details of how interest is calculated and other relevant terms.

Interest after demand will be charged at the same rate and calculated on the same basis as before such demand.

                               ADDITIONAL MATTERS

Notwithstanding anything contained in the following provisions, such provisions shall be read at all times subject to the paragraph headed "Additional Matters" in the attached letter.

Quarterly group consolidated management accounts in a form acceptable to Midland are to be submitted within 60 days of the end of the quarter to which they relate. Such management accounts are to contain:

- detailed profit & loss account(s),
- individual/consolidated balance sheet(s),
- an aged analysis of debtors and creditors,
- a cash flow summary,
- a schedule of stock and work in progress,
- details of order book/contracts awarded,
- comments on material deviations to budget,

The management information will, where applicable, compare actual performance with forecast performance.

                           ACCEPTANCE BY THE COMPANIES

We, the undersigned Companies, each accept the offer and all terms and conditions contained in the attached letter dated 28 February 1997.

We each hereby irrevocably authorise you to pay and apply our credit monies as mentioned in the above letter.

We authorise you to debit the fees referred to in the above letter to .......
 ........ Limited/plc current account number ....................

                          Director/           Date of              Date of
Company                   Secretary          Acceptance          Resolution

 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............


(Signed in each case for and on behalf of the Company, pursuant to a Resolution of the Board of Directors passed on the date specified above).

                  *AUTHORISATION FOR ANOTHER COMPANY OR PERSON
                   TO AGREE NEW BANKING ARRANGEMENTS IN FUTURE

We, the undersigned companies, each nominate and authorise
 ...............................................................
to agree with you from time to time on behalf of each of us new arrangements relating to our banking facilities.

For the avoidance of doubt and without limitation to the above, this authority includes the authority to alter the amount and nature of such facilities and to introduce new companies to and exclude existing companies from the companies from time to time party to such facilities.

                          Director/           Date of              Date of
Company                   Secretary         Authorisation        Resolution

 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............
 ......................   .............      .............       .............


(Signed in each case for and on behalf of the Company, pursuant to a Resolution of the Board of Directors passed on the date specified above).

* This form of authorisation is optional. Please complete if you would prefer to nominate one Company or individual to agree facilities on behalf of the Companies in future. If an individual is nominated please state title rather than personal name, and include the name of the relevant
      Company, eg 'The Managing Director for the time being of ..........
      Limited.'